As filed with the Securities and Exchange Commission on __________, 1999
                                                      Registration No. 333-_____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                                  NYFIX, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    New York
--------------------------------------------------------------------------------
                         (State or other jurisdiction of
                         incorporation or organization)
                                   06-1344888
--------------------------------------------------------------------------------
                                  (IRS Employer
                             Identification Number)

                           ---------------------------


                                333 Ludlow Street
                           Stamford, Connecticut 06902
--------------------------------------------------------------------------------
                        (Address and telephone number of
                    Registrant's Principal Executive Offices)

                           ---------------------------


                               Richard A. Castillo
                             Chief Financial Officer
                                   NYFIX, Inc.
                                333 Ludlow Street
                           Stamford, Connecticut 06902
                       (Name, Address and Telephone Number
                              of Agent for Service)

                                    Copy to:

                             Adam W. Finerman, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200

                           ---------------------------

                  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. o

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                         CALCULATION OF REGISTRATION FEE


                                   Amount         Proposed Maximum      Proposed Maximum
   Title of Shares to be            to be         Aggregate Price           Aggregate           Amount of
         Registered              Registered       Per Share              Offering Price       Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par           1,312,500         $25.1875              $33,058,593.75          $9,190.29
value
===============================================================================================================

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low price of the Company's Common Stock, $.001 par value, on the American Stock Exchange on December 28, 1999.


                             ----------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

PROSPECTUS

                        1,312,500 SHARES OF COMMON STOCK

                                   NYFIX, INC.

         The selling shareholders listed in this prospectus are offering and selling an aggregate of 1,312,500 shares of common stock of NYFIX, Inc. All proceeds from the sale of the common stock under this prospectus will go to the selling shareholders.

         Our common stock is listed on the American Stock Exchange under the symbol "NYF". The last reported sale price on the American Stock Exchange for our common stock on December 28, 1999 was $24.875 per share.



--------------------------------------------------------------------------------

         This investment involves risk. See "Risk Factors" beginning at page 4 to read about certain factors you should consider before buying shares of the common stock.

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

          Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------



                The date of this prospectus is __________, 1999.

                                TABLE OF CONTENTS



PROSPECTUS SUMMARY........................................................3

RISK FACTORS..............................................................4

FORWARD LOOKING STATEMENTS................................................8

WHERE YOU CAN FIND MORE INFORMATION.......................................8

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................8

ABOUT THIS PROSPECTUS.....................................................9

USE OF PROCEEDS...........................................................9

SELLING SHAREHOLDERS.....................................................10

PLAN OF DISTRIBUTION.....................................................11

LEGAL MATTERS............................................................12

EXPERTS..................................................................12

                               PROSPECTUS SUMMARY

                  NYFIX (formerly Trinitech Systems, Inc.) develops and markets advanced electronic trading systems to brokerage firms, international global exchanges trading in equities, currencies and futures & options. We also successfully leverage our patented flat panel hardware technology, the Trinitech Touchpad(R), through sales outside the financial sector. The Trinitech Touchpad(R) is a state of the art computer monitor with several technologically advanced attributes, including a reduced size and weight, as well as a touch screen that allows an operator to interface with the computer by simply touching the image displayed on the screen. Our principal executive offices are located at 333 Ludlow Street, Stamford, Connecticut, 06902. Our telephone number is
(203) 425-8000.

                  This prospectus relates to 1,312,500 shares of common stock which were issued to the shareholders listed on page 10 (the "Selling Shareholders") in connection with the formation of NYFIX Millennium, L.L.C. NYFIX Millennium is a subsidiary of NYFIX which plans to operate in compliance with Regulation ATS. It is an "Integrated ATS, Exchange Access and Intelligent 'Best Execution' Order Routing System" designed to provide the financial community with "Best-Execution." NYFIX Millennium is built upon NYFIX's proprietary "Super FIX Engine" technology and existing NYFIX network infrastructure. It is a Hybrid Market System leveraging new regulation and technology with the power of the traditional markets.

                  On November 15, 1999 NYFIX effected a three-for-two stock split in the form of a 50% dividend of its shares of common stock. All share numbers included herein reflect such stock split. After giving effect to such stock split there were 15,884,617 shares of common stock outstanding as of December 15, 1999.

                                  RISK FACTORS

         The purchase of our common stock involves a high degree of risk. You should carefully consider the following risk factors and the other information in this prospectus before deciding to invest in our common stock.

PRIOR TO 1999, NYFIX HAD BEEN UNPROFITABLE SINCE ITS INCEPTION AND THERE IS NO ASSURANCE THAT IT WILL REMAIN PROFITABLE IN THE FUTURE.

         We have conducted our business operations since June 1991. Prior to 1999 we have had limited revenue from operations or other financial results upon which investors may base an assessment of our potential. We have had net losses since our inception in 1991 through September 30, 1999 of approximately $5.8 million. We cannot assure you that we will succeed in implementing our business strategy or continue to achieve profitable operations in the future.

IF WE ARE NOT ABLE TO IDENTIFY, DEVELOP, ASSEMBLE, MARKET OR SUPPORT OUR PRODUCTS SUCCESSFULLY OR RESPOND EFFECTIVELY TO TECHNOLOGICAL CHANGES OR PRODUCT ANNOUNCEMENTS BY COMPETITORS, WE MAY NOT REMAIN COMPETITIVE.

         Rapidly changing technology and new product introductions characterize the markets for our products. Accordingly, we believe that our future success will depend on our ability to enhance our existing products and to develop and introduce in a timely fashion new products that achieve market acceptance. We cannot assure you that we will be able to identify, develop, assemble, market or support our products successfully or that we will be able to respond effectively to technological changes or product announcements by competitors.

THE LOSS OF ANY OF OUR SIGNIFICANT CUSTOMERS WOULD LIKELY HAVE A MATERIAL ADVERSE EFFECT ON OUR REVENUES.

         As of September 30, 1999, twelve customers accounted for approximately 55% of subscription revenue, and during the year ended December 31, 1998, two customers accounted for approximately 26% of total revenue. As we continue to increase our subscription customer base, the Company believes it will be less likely to be dependent on a limited number of significant customers. We cannot assure you that we will be less dependent on a limited number of significant customers in the future, and the loss of any such significant customer would likely have a material adverse effect on our revenues.

THE LOSS OF ANY OF OUR KEY EXECUTIVES MAY HAVE A MATERIAL ADVERSE EFFECT UPON OUR OPERATIONS.

         Our success is dependent upon the expertise of the key members of our management team, particularly our President and Chief Executive Officer, Mr. Peter Kilbinger Hansen. The loss of Mr. Hansen's services would, and the loss of Mr. Lars Kragh, Vice President-Research and Development, may, have a material adverse effect upon our operations. Our future success also depends on our continuing ability to attract, train and retain highly qualified technical, sales, marketing, development and managerial personnel. If we are unable to hire such personnel on a timely basis, our business, operating results and financial condition could be adversely affected.

NYFIX FACES COMPETITION IN ITS INDIVIDUAL  PRODUCT AREAS FROM COMPANIES THAT MAY
HAVE  LARGER  AND  GREATER   FINANCIAL   AND  HUMAN   RESOURCES   AND  MARKETING
CAPABILITIES, WHICH MAY HINDER OUR ABILITY TO COMPETE SUCCESSFULLY.

         We have developed comprehensive electronic trading and order-routing systems for exchange floors and trader desktops as well as the ability to provide managed network services and specialized interfaces to exchange and back-office systems. Many of our products are based on FIX protocol, which stands for "Financial Information Exchange". FIX protocol offers the ability to connect the buy-side and sell-side of an equities transaction for electronic order/execution routing and trade information sharing. With the acceptance of FIX as the standard protocol for real-time electronic communication between brokerage firms and asset management companies, vendors, including Trinitech and certain of its competitors, have developed FIX-based trading system solutions. For further review, some of these entities are listed on the FIX Protocol website, WWW.FIXPROTOCOL.ORG. While we face considerable competitive pressure in our distinct product segments (i.e. trader workstations, network services, FIX engine technology, etc.), management believes that our position as an end-to-end, "one-stop" shop for electronic trading systems and solutions will lead to increased sales in our defined marketplace. However, certain of our competitors may have considerably larger and greater financial and human resources and marketing capabilities, in addition to

                  o        longer operating histories;

                  o        significantly   greater   financial,   technical  and
                           marketing resources;

                  o        greater name recognition;

                  o        a larger installed base of customers and products;

                  o well-established relationships with our current and potential customers; and

                  o        extensive knowledge of the industry.

                  As such, we may not be able to compete successfully against our current and future competitors. Furthermore, competitive pressures we face may materially adversely affect our business, operating results and financial condition.

         NYFIX  MILLENNIUM  HAS  NO  OPERATING   HISTORY  OR  REVENUES  AND  OUR
INVESTMENT IN NYFIX MILLENNIUM COULD RESULT IN SIGNIFICANT LOSSES.

                  NYFIX Millennium was formed in October 1999 and is not anticipated to generate revenues until sometime during the year 2000. Our investment in NYFIX Millennium involves a high degree of business and financial risks and can result in substantial losses. NYFIX Millennium's prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business in an emerging and evolving industry. NYFIX Millennium's business is based on NYFIX's "Super FIX Engine" technology and is a hybrid market-system leveraging new regulation and technology with the power of the traditional markets. No assurances can be given that Millennium will be successful in its business, or that profitability will ever be attained.

          IF OUR PRODUCTS CONTAIN ERRORS, WE COULD EXPERIENCE A LOSS OF OR DELAY IN MARKET ACCEPTANCE OR OTHERWISE RESULT IN LITIGATION, WHICH COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS.

                  Our products are complex and may contain undetected errors or failures when we first introduce them or at a later time. If our products contain errors, we could experience a loss of or delay in market acceptance, which could materially adversely affect our business, operating results and financial condition. While we have not experienced product liability claims to date, our business may entail the risk of such claims. A successful product liability claim brought against us could have a material adverse effect on our business, operating results and financial condition.

         SHARES ELIGIBLE FOR FURTHER SALE COULD ADVERSELY AFFECT THE PREVAILING MARKET PRICE OF THE COMMON STOCK.

                  The sale of any substantial number of shares of our common stock may have a depressive effect on the market price of our common stock. As of the date of this prospectus, 2,720,896 shares of the restricted securities we have issued are eligible for resale under Rule 144. This number does not include the shares of common stock covered by this prospectus. Any such sale, particularly if large in volume, could have a material adverse effect on the market for and price of shares of common stock.

         CERTAIN PROVISIONS OF STATE LAW, IN ADDITION TO OUR SHAREHOLDER RIGHTS PLAN, MAY PREVENT OR HINDER CHANGE IN CONTROL OF THE COMPANY AND MAY REDUCE THE POSSIBILITY THAT OUR SHAREHOLDERS WILL RECEIVE A PREMIUM ON THEIR SHARES IN CONNECTION WITH ANY SUCH CHANGE IN CONTROL.

                  Our shareholders may be deprived of the opportunity to receive a premium for their shares because of certain provisions of the New York Business Corporation Law and our shareholder rights plan. These provisions may, among other things, delay or prevent a change in control of NYFIX or a change in our management, or restrict the ability of our shareholders to authorize a merger or other business combination. These provisions are expected to encourage persons seeking to acquire control of NYFIX to consult first with the Board of Directors to negotiate the terms of any proposed merger or other business combination.

         SHARES ISSUABLE UPON THE EXERCISE OF CERTAIN OPTIONS AND WARRANTS COULD ADVERSELY AFFECT THE PREVAILING MARKET PRICE OF THE COMMON STOCK.

                  We have outstanding options and warrants to purchase an aggregate of 2,664,099 shares of our common stock at a weighted average exercise price of $5.07 per share. The exercise of all of outstanding warrants and options would dilute the then-existing shareholders' percentage ownership of our common stock, and any sales in the public market could adversely affect prevailing market prices for our common stock. Moreover, the terms upon which we would be able to obtain additional equity capital could be adversely affected since the holders of such securities can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to than those provided by such securities.

         OUR BUSINESS AND OPERATIONS MAY BE NEGATIVELY AFFECTED BY "YEAR 2000" COMPLIANCE ISSUES.

                  The Company is aware of industry wide issues related to Year 2000 that are associated with the programming code in computer systems. Systems that do not properly recognize the Year 2000 could generate erroneous data or cause a system to fail. We completed a Year 2000 plan consisting of several phases which include, risk assessment, manual and automated review of programming code, baseline testing, unit testing, integrated testing and a review of third party products.

                  We successfully participated in an industry wide Year 2000 testing between March and April of 1999. The objective of these tests was to ensure our customer base would be in full Year 2000 compliance before the end of the year. To date, the Company has already issued Year 2000 enhancements to our customers. These tests did not reveal any significant software errors. The Company has identified and evaluated all internal software and hardware systems for Year 2000 compliant. The Company has not identified any systems that would require significant expenditures to become Year 2000 compliant, nor is the Company aware of any significant costs that would be incurred as a result of ensuring that internal needs are Year 2000 compliance. The Company has established a Year 2000 Quality Assurance Team that will stay in place well into the year 2000.

                  It is possible that a significant amount of litigation will arise out of Year 2000 compliance issues. The Company has established a workable plan and Quality Assurance team to help minimize these risks. Because of the unprecedented nature of such litigation, it is uncertain whether such issues may affect the Company. Therefore, there can be no assurance that we will not experience serious unanticipated negative consequences and/or material costs caused by undetected errors or defects in the technology used in our internal systems or in third party systems that we employ.

                           FORWARD LOOKING STATEMENTS

                  Certain forward-looking statements, including statements regarding our expected financial position, business and financing plans are contained in this prospectus or are incorporated in documents annexed as exhibits to this prospectus. These forward-looking statements reflect our views with respect to future events and financial performance. The words, "believe," "expect," "plans" and "anticipate" and similar expressions identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations are disclosed in this prospectus, including, without limitation, under "Risk Factors." All subsequent written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                       WHERE YOU CAN FIND MORE INFORMATION

                  We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Our common stock is listed on the American Stock Exchange and such reports and other information may also be inspected at the offices of AMEX at 86 Trinity Place, New York, NY 10006.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

                  (1) Our Annual Report on Form 10-KSB for the year ended December 31, 1998;

                  (2) Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999; and

                  (3) Our Application for Registration of our common stock on Form 8- A dated August 27, 1993.

                  You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing or telephoning us at the following address:

                                    NYFIX, Inc.
                                    333 Ludlow Street
                                    Stamford, CT 06902
                                    Attention: Chief Financial Officer
                                    (203) 425-8000

                              ABOUT THIS PROSPECTUS

                   This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement. You should not assume that the information in this prospectus or any supplement is accurate as of any other date than the date on the front of those documents. For further information with respect to NYFIX and the securities offered hereby, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                                 USE OF PROCEEDS

                   The shares of common stock offered hereby are being registered for the account of the selling shareholders identified in this prospectus. See "Selling Shareholders." All net proceeds from the sale of the common stock will go to the shareholders that offer and sell their shares.

                              SELLING SHAREHOLDERS

                  The selling shareholders have informed us that the name, maximum number of shares of common stock to be sold and total number of shares of common stock which each selling shareholder owns as of December 15, 1999 is as set forth in the following table. The selling shareholders may sell all or part of their shares of common stock registered pursuant to this prospectus. Each shareholder named in the table, to our knowledge, has sole voting and investment power with respect to all shares shown as beneficially owned by it, subject to community property laws where applicable and the footnotes to this table. The calculation of shares of common stock beneficially owned was determined in accordance with Rule 13-3(d) of the Exchange Act. On November 15, 1999 NYFIX affected a three-for-two stock split in the form of a 50% dividend of its shares of common stock. All share numbers listed below give effect to such stock split. The term "selling shareholders" also includes any transferees, pledgees, donees, or other successors in interest to the selling shareholders named in the table below. To the extent required, we will name any additional selling shareholder in a supplement to this prospectus.


                                                                                                     Number of Common
                                                                                                  Shares of Class to be
                                                                                                    Beneficially Owned
                                                                                                   After Completion of
                                                                                                        the Offering
                                               Number of Common Shares       Maximum Number of    ------------------
                                             Beneficially Owned Prior to    Shares to be Offered
Name                                               the Offerng                    for Resale       Number     Percent
-------------------------------------------- ----------------------------- ----------------------- ------     -------

DB U.S. Financial Markets Holding                      187,500                    187,500              0         0
Corporation
31 West 52nd Street
New York, NY 10019

UBS (USA) INC.                                         187,500                    187,500              0         0
677 Washington Boulevard
Stamford, CT 06912

ING Barings LLC                                        187,500                    187,500              0         0
55 East 52nd Street
New York, NY 10055

Lehman Brothers Inc.                                   187,500                    187,500              0         0
3 World Financial Center
16th Floor
New York, NY 10285-0600

MSDW Equity Investments Ltd.                           187,500                    187,500              0         0
Maples Calder
Ugland House
P.O. Box 309
Cayman Islands

Societe Generale Investment Corporation                187,500                    187,500              0         0
1221 Avenue of the Americas
8th Floor
New York, NY 10020

Sanford C. Bernstein & Co., Inc.                       187,500                    187,500              0         0
767 Fifth Avenue
New York, NY 10153

                              PLAN OF DISTRIBUTION

         This offering is self-underwritten; neither the selling shareholders nor we have employed an underwriter for the sale of common stock by the selling shareholders. We will bear all expenses in connection with the preparation of this prospectus. The selling shareholders will bear all expenses associated with the sale of the common stock.

         The selling shareholders may offer their shares of common stock directly or through pledgees, donees, transferees or other successors in interest in one or more of the following transactions:

         o On any stock exchange on which the shares of common stock may be listed at the time of sale;
         o        in negotiated transactions;
         o        in the over-the-counter market; or
         o        in a combination of any of the above transactions.

         Certain  of  the  selling   shareholders   have  entered  into  hedging
transactions with respect to their shares and any of the selling shareholders may enter into such transactions in the future.
For example, the selling shareholders may:

         o enter into transactions involving short sales of the common shares by broker- dealers;

         o sell common shares short themselves and redeliver such shares to close out their short positions;

         o enter into option or other types of transactions that require the selling shareholders to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

         o loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

         The selling shareholders may offer their shares of common stock at any of the following prices:

         o        Fixed prices which may be changed;
         o        market prices prevailing at the time of sale;
         o        prices related to such prevailing market prices; or
         o        at negotiated prices

         The selling shareholders may effect such transactions by selling shares to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of shares of common stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both. Compensation as to particular broker dealers may be in excess of customary commissions.

         Any broker-dealer acquiring common stock from the selling shareholders may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing on the American Stock Exchange or at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods. The selling shareholders and any broker-dealers that act in connection with the sale of the common stock hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. Any such commissions, as well as other expenses incurred by the selling shareholders and applicable transfer taxes, are payable by the selling shareholders.

         The selling shareholders reserve the right to accept, and together with any agent of the selling shareholder, to reject in whole or in part any proposed purchase of the shares of common stock. The selling shareholders will pay any sales commissions or other seller's compensation applicable to such transactions.

         We have not registered or qualified offers and sales of shares of the common stock under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the selling shareholders will offer and sell their shares of common stock in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the selling shareholders may not offer or sell shares of common stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the common stock may not simultaneously engage in market making activities with respect to such shares of common stock for a period of two to nine business days prior to the commencement of such distribution. In addition, the selling shareholders and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b- 2, 10b-6 and 10b-7. Such provisions may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders or any such other person. This may affect the marketability of the common stock and the brokers' and dealers' ability to engage in market making activities with respect to the common stock.

                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of the shares offered hereby have been passed upon for NYFIX by Olshan Grundman Frome Rosenzweig & Wolosky LLP,

505 Park Avenue, New York, New York 10022. Certain partners of Olshan Grundman Frome Rosenzweig & Wolosky LLP own shares of common stock of NYFIX.

                                     EXPERTS

         The audited financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving such reports.

================================================================================
No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer or solicitation by anyone in any state in which such person is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. The delivery of this prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof. We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of __________, 1999.

                                1,312,500 SHARES

                                   NYFIX, INC.

                                  COMMON STOCK



                                   PROSPECTUS






================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.

         The expenses in connection with the issuance and distribution of the securities being registered, all of which will be paid by the Registrant, are as follows:


SEC Registration Fee.................................        $9,190.29
Accounting Fees and Expenses.........................         3,000.00
Legal Fees and Expenses..............................        15,000.00
Blue Sky Fees and Expenses...........................         2,000.00
Miscellaneous Expenses...............................         5,169.71
                                                             ---------
Total................................................       $34,360.00
                                                            ==========


Item 15.          Indemnification of Directors and Officers

                  Except as hereinafter set forth, there is no statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of the Company is insured or indemnified in any manner against liability which he may incur in his capacity as such.

                  The Company's by-laws provide that every director and officer of the Company and his heirs, executors, administrators and other legal personal representatives shall be indemnified and held harmless from and against (a) any liability and all costs, charges and expenses that he sanctions or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office and (b) all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Company.

                  The Company maintains a $1,000,000 directors and officers liability insurance policy.


Item 16.          Exhibits.

                  Exhibit Index

Exhibit

         3.1 Articles of Incorporation of NYFIX, Inc. (Exhibit 3.1 to Registrant's Form 10 filed March 5, 1993)

         3.2 By-Laws of NYFIX, Inc. (Exhibit 3.2 to Registrant's Form 10 filed March 5, 1993)
         3.3      Certificate  of  Amendment  to  Articles of  Incorporation  of
                  NYFIX, Inc.
         4.1 Certificate of Designation of Series A Preferred Stock (Exhibit 4.1 to Registrant's Form 10 filed March 5, 1993)
         4.2 Specimen - Common Stock Certificate (Exhibit 4.2 to the Registrant's Annual Report on Form 10K for the fiscal year ended December 31, 1993).
         4.3 Rights Agreement, dated as of September 1, 1997, between the Registrant and Chase Mellon Shareholder Services, L.L.C., as Rights Agent (Exhibit 1 to the Registrant's Form 8-A filed September 10, 1997).
         4.4 First Amendment to Rights Agreement, dated as of October 25, 1999, between Trinitech Systems, Inc. and Chase Mellon Shareholder Services, L.L.C. (Exhibit 3 to the Registrant's Form 8-A/A filed October 25, 1999).
         5.1      Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP
         23.1     Consent of Independent Public Accountants
         23.2 Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (included in Exhibit 5.1)
         24.1     Powers of Attorney (included on Page II-4)

Item 17.          Undertakings

         The undersigned registrant hereby undertakes:

         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against each such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stamford, State of Connecticut on this 27th of December, 1999.

                              NYFIX, INC.


                              By: /s/ Peter Kilbinger Hansen
                                  ----------------------------------------------
                                  Name:  Peter Kilbinger Hansen
                                  Title: Chairman of the Board and President
                                         (Chief Executive Officer)


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Peter Kilbinger Hansen and Richard A. Castillo his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:


Signatures                     Title                                     Date

/s/ Peter Kilbinger Hansen
----------------------------   Chairman of the Board           December 27, 1999
Peter Kilbinger Hansen         (Principal Executive Officer)

/s/ Richard A. Castillo
----------------------------   Chief Financial Officer         December 27, 1999
Richard A. Castillo            (Principal Accounting Officer)

/s/ John H. Chapman
----------------------------   Director                        December 27, 1999
Dr. John H. Chapman

/s/ Craig M. Shumate           Director                        December 27, 1999
----------------------------
Craig M. Shumate

/s/ Carl E. Warden             Director                        December 27, 1999
----------------------------
Carl E. Warden

                                  Exhibit Index

Exhibit

         3.1 Articles of Incorporation of NYFIX, Inc. (Exhibit 3.1 to Registrant's Form 10 filed March 5, 1993)
         3.2 By-Laws of NYFIX, Inc. (Exhibit 3.2 to Registrant's Form 10 filed March 5, 1993)
         3.3      Certificate  of  Amendment  to  Articles of  Incorporation  of
                  NYFIX, Inc.
         4.1 Certificate of Designation of Series A Preferred Stock (Exhibit 4.1 to Registrant's Form 10 filed March 5, 1993)
         4.2 Specimen - Common Stock Certificate (Exhibit 4.2 to the Registrants' Annual Report on Form 10K for the fiscal year ended December 31, 1993).
         4.3 Rights Agreement, dated as of September 1, 1997, between the Registrant and Chase Mellon Shareholder Services, L.L.C., as Rights Agent (Exhibit 1 to the Registrant's Form 8-A filed September 10, 1997).
         4.4 First Amendment to Rights Agreement, dated as of October 25, 1999, between Trinitech Systems, Inc. and Chase Mellon Shareholder Services, L.L.C. (Exhibit 3 to the Registrant's Form 8-A/A filed October 25, 1999).
         5.1      Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP
         23.1     Consent of Independent Public Accountants
         23.2 Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP ( included in Exhibit 5.1)
         24.1     Powers of Attorney (included on Page II-4)


                                      II-6